UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2015

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2015, Marten Transport, Ltd. (“Marten”) entered into a Sixth Amendment to Credit Agreement (the “Amendment”) with U.S. Bank National Association, as agent (the “Agent”), and certain lenders party thereto (collectively, the “Lenders”). The Amendment amends that certain Credit Agreement, dated as of August 31, 2006, entered into by and among Marten, the Agent, and the Lenders (the “Original Agreement”), as modified by amendments dated as of January 1, 2007, November 30, 2007, May 27, 2011, December 10, 2012 and December 22, 2014 (collectively, the “Prior Amendments” and, together with the Original Agreement, the “Current Credit Agreement”). Marten previously filed copies of the Original Agreement and the Prior Amendments with the Securities and Exchange Commission.

The Amendment (a) increases the aggregate revolving credit amount of available borrowings from $50,000,000 to $75,000,000 under the Current Credit Agreement, (b) updates the Current Credit Agreement to clarify certain regulatory and compliance requirements, and (c) waives the limitations of certain restrictive payments under the Current Credit Agreement through December 31, 2016 to allow for stock redemptions and dividends in excess of 25% of Marten’s total consolidated net income for its most recent prior fiscal year. The obligations arising under the revolving credit facility continue to be guaranteed by each of Marten’s existing subsidiaries.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Section 8 – Other Events

Item 8.01 Other Events.

On November 4, 2015, Marten issued a press release announcing that its board of directors had approved an increase in its existing share repurchase program, providing for the repurchase of up to $40 million, or approximately 2 million shares, of its common stock.

Marten intends to implement the repurchase program through purchases made in the open market, or through private transactions, in accordance with the Securities and Exchange Commission requirements. The timing and extent to which Marten repurchases its shares depend on market conditions and other corporate considerations. The repurchase program does not have an expiration date and may be suspended, modified or discontinued at any time. Marten has no obligation to repurchase any amount of its common stock under the program.

Attached hereto as Exhibit 99.1 is a copy of Marten’s press release dated November 4, 2015 announcing the increase in Marten’s existing share repurchase program.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not Applicable.

(b)   Pro Forma Financial Information.

Not Applicable.

(c)   Shell Company Transactions.

Not Applicable.

(d)   Exhibits.

Exhibit No.	Description

10.1

Sixth Amendment to Credit Agreement, dated as of November 4, 2015, by and among Marten Transport, Ltd., as borrower, the banks party thereto as lenders, and U.S. Bank National Association, as agent for the lenders (included herewith).

99.1	Press Release dated November 4, 2015 (included herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: November 6, 2015	By	/s/ James J. Hinnendael
James J. Hinnendael Its: Executive Vice President and Chief Financial Officer

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MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Sixth Amendment to Credit Agreement, dated as of November 4, 2015, by and among Marten Transport, Ltd., as borrower, the banks party thereto as lenders, and U.S. Bank National Association, as agent for the lenders (included herewith).

99.1	Press Release dated November 4, 2015 (included herewith).

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